Exhibit XI

                             NOTE PURCHASE AGREEMENT
                             -----------------------

     This Note Purchase Agreement (this "Agreement") is made as of March 25, 2003, by and among Trump Hotels & Casino Resorts, Inc. ("THCR"), Trump Hotels & Casino Resorts Holdings, L.P. ("THCR Holdings") and Trump Hotels & Casino Resorts Funding, Inc. ("THCR Funding," and together with THCR Holdings, the "Issuers").

     WHEREAS, THCR Holdings and THCR Funding have heretofore issued a series of 15 1/2% Senior Secured Notes due 2005 (the "Senior Notes") pursuant to a Trust Indenture, dated as of June 12, 1995, between Issuers and First Bank National Association, as Trustee (as supplemented to date, the "Indenture");

     WHEREAS, Donald J. Trump ("Trump") is the beneficial owner of $16,700,000 aggregate principal amount of Senior Notes (the "Trump Notes"); and

     WHEREAS, Issuers desires to acquire the Trump Notes from Trump, and Trump desires to sell the Trump Notes to Issuers as set forth herein;

     NOW, THEREFORE, the parties hereto agree as follows:

     Section 1. Purchase and Sale of Trump Notes; Closing Date. (a) Subject to the terms and conditions hereof, Issuers agree, jointly and severally, to purchase from Trump, and Trump agrees to sell to Issuers, on the Closing Date (as defined below), the Trump Notes for the purchase price of $17,131,000 (i.e., 102.583% the aggregate principal amount thereof), plus accrued interest on the entire principal amount of the Trump Notes to the Closing Date. Issuers shall pay for the purchase price on the Closing Date as follows: (i) delivery of certificates representing 1,500 shares of Series A Preferred Stock of THCR (the terms of which Preferred Stock (the "Preferred Stock") are set forth in the proposed certificate of designations thereof attached hereto as Exhibit I); and
(ii) $2,882,455 in cash (assuming a Closing Date of March 25, 2003 and otherwise adjusted to reflect the accrued interest on the Trump Notes to the Closing
Date). The cash portion of the purchase price shall be made by wire transfer to the account designated by Trump.

     (b) Subject to the terms and conditions hereof, the closing hereunder shall occur on the date that Trump Casino Holdings, LLC and Trump Casino Funding, Inc., both affiliates of the Issuers, close the issue and sale of a proposed private offering of approximately $425 million aggregate principal amount of their First Priority Mortgage Notes due 2010 and $50 million aggregate principal amount of Second Priority Mortgage Notes due 2010 (the "Notes Offering," and the notes issued therein, the "New Notes"). Issuers agree to notify Trump of the proposed date, time and place of the closing of such offering (the "Notes Offering Closing") at least three business days prior thereto, and the closing hereunder (the "Closing" and the date of the Closing being referred to as the "Closing Date") shall occur concurrently with the Notes Offering Closing. At the Closing, Trump and the registrar for the Senior Notes shall cause the Trump Notes to be cancelled. The Trump Notes shall be transferred to Issuers free and clear of any liens, claims or security interests thereon created by or through Trump.
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     Section 2. Representations and Warranties of Issuers. In connection with the purchase and sale of the Trump Notes hereunder, Issuers (and with respect to (iii) below, THCR) each represent and warrant to Trump now and as of the Closing Date as follows:

     (i) The Trump Notes to be acquired by Issuers pursuant to this Agreement will be acquired for Issuers' account and not with a view to, or an intention of, further distribution thereof in violation of the Securities Act of 1933, as amended (the "Act"), or any applicable state securities laws, and the Trump Notes will not be disposed of in contravention of the Act or any applicable state securities laws;

     (ii) The execution, delivery and performance of this Agreement have been duly and validly authorized by the governing bodies of Issuers and this Agreement constitutes the legal, valid and binding obligation of Issuers, enforceable against each of them in accordance with its terms, and the execution, delivery and performance of this Agreement by Issuers does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which either Issuer is a party or any law, regulation judgment, order or decree to which either Issuer is subject and

     (iii) The Preferred Stock, when issued to Trump hereunder, and the Common Stock issued upon the exchange therefor, shall have been duly authorized and shall constitute duly and validly issued, fully paid and non-assessable capital stock of THCR.

     Section 3. Representations and Warranties of Trump. In connection with the purchase and sale of the Trump Notes hereunder, Trump represents and warrants to Issuers now and as of the Closing Date as follows:

     (i) The execution, delivery and performance of this Agreement have been duly and validly authorized by Trump and this Agreement constitutes the legal, valid and binding obligation of Trump, enforceable against him in accordance with its terms, and the execution, delivery and performance of this Agreement by Trump does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Trump is a party or any law, regulation, judgment, order or decree to which Trump is subject.

     (ii) Trump owns the Trump Notes free and clear of any liens, claims or security interests.

     (iii) The Preferred Stock to be acquired by Trump pursuant to this Agreement will be acquired for Trump's account and not with a view to, or an intention of, further distribution thereof in violation of the Securities Act of 1933, as amended (the "Act"), or any applicable state securities laws, and the Preferred Stock will not be disposed of in contravention of the Act or any applicable state securities laws.

     Section 4. Conditions to Closing. (a) The obligations of Issuers hereunder are subject to the satisfaction of the following conditions:

     (i) Certain affiliates of Issuers shall have entered into a Purchase Agreement for the New Notes with the initial purchasers thereof and the Notes Offering Closing shall have occurred simultaneously with the Closing;

     (ii) Consummation of the transactions contemplated hereby shall not have been enjoined; and

     (iii) The representations and warranties of Trump shall be true and correct as if made on the Closing Date.

     (b) The obligations of Trump hereunder are subject to the satisfaction of the following conditions:

     (i) The Issuers shall tender to Trump the purchase price of the Trump Notes at the Closing;

     (ii) The Trustee for the Senior Notes shall have executed and delivered the Supplemental Indenture;

     (iii) Consummation of the transactions contemplated hereby shall not have been enjoined;

     (iv) The representations and warranties of Issuers shall be true and correct as if made on the Closing Date;

     (v)  The Closing shall occur on or before April 30, 2003; and

     (vi) The Notes Offering Closing shall have occurred simultaneously with the Closing.

     Section 5. Agreements Pending Closing. The parties hereto agree to cooperate in the preparation of such other items as may be necessary for the purposes contemplated hereby as promptly as possible.

     Section 6. Exchange of Preferred Stock

     (a) THCR agrees that it will issue shares of its authorized Common Stock to Trump in exchange for shares of Preferred Stock on the following basis:

     Right to Exchange. Each share of the Preferred Stock shall be exchangeable, at the option of Trump, at any time after the Approval Date (as defined in this Section 6(h)), at the office of THCR or any transfer agent for such stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Liquidation Value per share of Series A Preferred Stock by the

     Exchange Price, determined as hereafter provided, in effect on the date the Preferred Stock is surrendered for exchange. The Exchange Price per share for shares of Series A Preferred Stock shall be $1.90 per share (the "Exchange Price"). Based on this Exchange Price, the 1,500 shares of Series A Preferred Stock will be exchangeable for a total of 7,894,737 shares of Common Stock. The Exchange Price for the Series A Preferred Stock shall be subject to adjustment as set forth below.

     (b) Mechanics of Exchange. Before Trump shall be entitled to exchange the Preferred Stock same into shares of Common Stock, Trump shall surrender the certificate or certificates therefor, duly endorsed, at the office of THCR or of any transfer agent for the Preferred Stock, and shall give written notice to THCR at its principal corporate office, of the election to exchange the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. THCR shall thereupon issue and deliver at such office to Trump, or to the nominee or nominees of Trump, a certificate or certificates for the number of shares of Common Stock to which Trump shall be entitled as aforesaid. Such Exchange shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be exchanged, and the person or persons entitled to receive the shares of Common Stock issuable upon such exchange shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

     (c) Exchange Price Adjustments of Preferred Stock for Splits and Combinations. The Exchange Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

     In the event THCR should at any time or from time to time after the date or dates upon which any shares of Series A Preferred Stock were first issued (a "Purchase Date") fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exchange or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Exchange Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on exchange of each share shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents. If the number of shares of Common Stock outstanding at any time after a Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Exchange Prices for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on exchange of each share of each such series shall be decreased in proportion to such decrease in outstanding shares.

     (d) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision or combination provided for elsewhere herein) provision shall be made so that Trump shall thereafter be entitled to receive upon exchange of his shares of Series A Preferred Stock the number of shares of stock or other securities or property of THCR or otherwise, to which a holder of Common Stock deliverable upon exchange would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of Trump after the recapitalization to the end that the provisions of this Section 6 (including adjustment of the Exchange Prices then in effect and the number of shares purchasable upon exchange of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

     (e) No Impairment. THCR will not, by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by THCR, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the exchange rights of Trump against impairment.

     (f) Reservation of Stock Issuable Upon Exchange. THCR shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exchange of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the exchange of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exchange of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to Trump, THCR shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to its Certificate of THCR.

     (g) Notices. Any notice required by the provisions of this Section 6 be given to Trump shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of THCR.

     (h) Approval. The parties hereto agree that no shares of Series A Preferred Stock may be exchanged for Common Stock until such time as the stockholders of THCR shall have first approved of the issuance thereof (the "Approval Date"). THCR agrees to seek and solicit such stockholder approval at its 2003 annual meeting of stockholders and, if necessary, at successive annual meetings of stockholders until such issuance is approved by the requisite stockholder vote.

     Section 7. General Provisions.

     (a) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     (b) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Issuers and Trump and their respective successors and assigns.

     (c) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                 TRUMP HOTELS & CASINO RESORTS HOLDINGS, L.P., as buyer

                 By: Trump Hotels & Casino Resorts, Inc.,
                        its General Partner


                 By: /s/ Robert M. Pickus
                     -------------------------------------------------------
                      Robert M. Pickus
                         Executive Vice President, Secretary and General
                        Counsel


                 TRUMP HOTELS & CASINO RESORTS FUNDING, INC., as buyer


                 By: /s/ Robert M. Pickus
                     -------------------------------------------------------
                      Robert M. Pickus
                         Executive Vice President, Secretary and General
                        Counsel



                 TRUMP HOTELS & CASINO RESORTS, INC.


                 By: /s/ Robert M. Pickus
                     -------------------------------------------------------
                      Robert M. Pickus
                         Executive Vice President, Secretary and General
                        Counsel


                        /s/ Donald J. Trump
                 -----------------------------------------------------------
                          Donald J. Trump, as Seller